As filed with the Securities and Exchange Commission on June 6, 2008

Registration No. 333-142008

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 1 to Form SB-2

on

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

American DG Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	1711	04-3569304
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

American DG Energy Inc.

45 First Avenue

Waltham, MA 02451

781-622-1120

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Copy to:

John N. Hatsopoulos	Edwin L. Miller Jr.
Chief Executive Officer	Sullivan & Worcester LLP
American DG Energy Inc.	One Post Office Square
45 First Avenue	Boston, MA 02109
Waltham, MA 02451	Tel: (617) 338-2800/Fax: (617) 338-2880
(781) 622-1120/Fax: (781) 622-1027
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☐	Non-accelerated filer: ☐	Smaller reporting company: ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form SB-2 on Form S-1 is being filed to update the information in our Registration Statement, File No. 333-142008. This amendment relates to outstanding shares of common stock to be resold by certain of our stockholders and to the resale of shares of common stock issuable upon the exercise of outstanding warrants and the conversion of convertible debt that were issued in connection with our financing transactions.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)

Dated June 6, 2008

PROSPECTUS

3,060,000 Shares of Common Stock

We are registering for resale pursuant to this prospectus shares of our outstanding common stock, shares issuable upon conversion of outstanding convertible debentures and shares issuable upon exercise of our outstanding warrants, other than shares that may be sold without restriction pursuant to Rule 144. Included in the aggregate number of shares are: 785,000 outstanding shares of common stock; 1,800,000 shares issuable upon conversion of outstanding convertible debentures, and 475,000 shares issuable upon exercise of warrants.  The selling stockholders may sell all or a portion of their shares in the over-the-counter market at prices prevailing at the time of sale, or related to the market price at the time of sale, or they may otherwise sell their shares at negotiated prices. Our shares of common stock are traded in the Over-the-Counter (OTC) Bulletin Board electronic quotation service.

We will not receive any of the proceeds from the offer and sale of the shares.  If the warrants related to the shares of common stock offered for sale pursuant to this prospectus are exercised in full, we will receive aggregate proceeds from such exercises of $332,500.  We will pay the expenses of this offering.

Our business and an investment in our common stock involve significant risks.  You should refer to the factors described in the section called “Risk Factors” contained in our Annual Report on Form 10-K for our 2007 fiscal year that has been incorporated by reference in this prospectus. See page 2 for the reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 6, 2008

TABLE OF CONTENTS

About this Prospectus
Incorporation by Reference
Where You Can Find More Information
Special Note Regarding Forward-Looking Statements
About the Company
Dividend Policy
Use of Proceeds
Determination of Offering Price and Market Data
Selling Stockholders
Plan of Distribution
Experts

ABOUT THIS PROSPECTUS

In this prospectus, references to the “company,” “we,” “us,” “our,” and “registrant” refer to American DG Energy Inc.

You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with information that is different. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. You should assume that the information appearing in this prospectus as well as the information we filed previously with the Securities and Exchange Commission, or SEC, and incorporated herein by reference is accurate only as of the date of the document containing the information.

INCORPORATION BY REFERENCE

We have filed the following documents with the SEC, which are incorporated herein by reference:

•                  The company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on March 18, 2008 (Commission No. 000-52294).

•                  The company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008, filed with the Commission on May 14, 2008 (Commission No. 000-52294).

•                  The company’s Amendment No.1 to Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on April 21, 2008 (Commission No. 000-52294).

•                  The description of the Common Stock set forth in its registration statement on Form 10-SB filed under the Exchange Act, including any amendments or reports filed for the purpose of updating such description (Commission No. 000-52294)

•                  The company’s Proxy Statement for the Annual Meeting of Stockholders held on May 30, 2008.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and accordingly file annual, quarterly and current reports, proxy statements and other information with the SEC. Members of the public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

In addition, we are required to file electronic versions of these materials with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval database system, or EDGAR. Copies of this registration statement and its exhibits, as well as of our annual reports, quarterly reports, proxy statements and other filings may be examined without charge via the EDGAR database. The web address of the EDGAR database is www.sec.gov. Our website is not a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus.

Requests for such documents should be addressed in writing or by telephone to: Anthony S. Loumidis, Chief Financial Officer, American DG Energy Inc., 45 First Avenue, Waltham, MA 02451, Phone: (781) 622-1117.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this prospectus regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects and plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We have based these forward-looking statements on our current expectations and projections about future events.  Although we believe that the expectations underlying any of our forward-looking statements are reasonable, these expectations may prove to be incorrect, and all of these statements are subject to risks and uncertainties. Therefore, you should not place undue reliance on our forward-looking statements. We have included important risks and uncertainties in the cautionary statements included in this prospectus, particularly the section called “Risk Factors” incorporated by reference herein. We believe these risks and uncertainties could cause actual results or events to differ materially from the forward-looking statements that we make. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections or expectations prove incorrect, actual results, performance or financial condition may vary materially and adversely from those anticipated, estimated or expected. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ABOUT THE COMPANY

We distribute and operate on-site cogeneration systems that produce both electricity and heat. Our business is to own the equipment that we install at customers’ facilities and to sell the energy produced by these systems to the customers on a long-term contractual basis. We call this business the American DG Energy “On-Site Utility”.

We offer a range of cogeneration systems that are highly reliable and energy efficient. Our cogeneration systems produce electricity from an internal combustion engine driving a generator, while the heat from the engine and exhaust is recovered and typically used to produce heat and hot water for on-site processes. We also distribute and operate water chiller systems that operate in a similar manner, except that the engine’s power drives a large air-conditioning compressor while recovering heat for hot water. Cogeneration systems reduce the amount of electricity that the customer must purchase from the local utility and produce valuable heat and hot water for the site to use as required.

The company was incorporated as a Delaware corporation on July 24, 2001. American DG Energy operated as a subsidiary of American Distributed Generation Inc. since 2003, along with Tecogen Inc. In December 2005, American DG Energy merged with American Distributed Generation Inc., and the company then changed its name to American DG Energy Inc. Our principal executive offices are located at 45 First Avenue, Waltham, Massachusetts 02451.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings to finance our business and do not intend to declare or pay cash dividends on our capital stock in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

USE OF PROCEEDS

We will not receive any of the proceeds from the offer and sale of the shares. If the warrants related to the shares of common stock offered for sale pursuant to this prospectus are exercised in full, we will receive aggregate proceeds from such exercises of $332,500.

DETERMINATION OF OFFERING PRICE AND MARKET DATA

Offering Price

The selling stockholders may sell all or a portion of their shares in the over-the-counter market at prices prevailing at the time of sale, or related to the market price at the time of sale, or they may otherwise sell their shares at negotiated prices. We cannot determine what the actual offering price will be at the time of sale.

Market

Our common stock is traded on the OTC Bulletin Board, under the symbol “ADGE”.  Our stock started trading on November 8, 2007. During the period ended December 31, 2007, the high price was $1.25 and the low price was $0.83. During the period from January 1, 2008 through June 6, 2008, the high price was $1.92 and the low price was $0.73, each as reported by the OTC Bulletin Board. The OTC Bulletin Board market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

Holders

As of December 31, 2007, the number of holders of record of our common stock was 107.

SELLING STOCKHOLDERS

We are registering for resale pursuant to this prospectus shares of our outstanding common stock, shares issuable upon conversion of outstanding convertible debentures and shares issuable upon conversion or exercise of our outstanding warrants. This prospectus does not cover shares that may be sold without restriction under Rule 144. Included in the aggregate number of shares are: 785,000 outstanding shares of common stock; 1,800,000 shares issuable upon conversion of outstanding convertible debentures, and 475,000 shares issuable upon exercise of warrants.

All of the shares of our common stock offered under this prospectus are being sold by the holders thereof and not by the company. All costs, expenses and fees in connection with the registration of the selling stockholders’ shares will be borne by us. All brokerage commissions, if any, attributable to the sale of shares by selling stockholders will be borne by such holders.

The relationships among the selling stockholders are: John and George Hatsopoulos are brothers, the 1994 Hatsopoulos Family Trusts are for the benefit of his children, Marina Hatsopoulos Bornhorst and Nicolas Hatsopoulos; Aliki Nikolaidis is the wife and Daphne Nikolaidis is the daughter of Paris Nikolaidis; Edwin McKarthy, Kathryn Parsons and Thomas McKarthy are the children of Alexandra Bjorklund; Nancy Schachter is the wife of Irwin Schachter; Michael Aloi is the brother, Karen Mauro is the daughter and Patrick Mauro is the son-in-law of Ernest Aloi; Richard and Robert Aghababian are brothers; Franco and Giordano Venzi are brothers; and Frank and Sal Torchia are brothers.

The number and percentage of shares owned by each such person or entity after the offering is not shown since substantially all shares beneficially owned by each selling stockholder are offered hereby.  Any remaining shares held by such persons would constitute less than 1% of our shares outstanding.  Each selling stockholder may sell all, none or a portion of the shares offered.  We cannot estimate the number of shares of common stock that the selling stockholders will sell pursuant to this prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose. With respect to selling stockholders that are entities, the individuals who have voting or investment power over the shares, as indicated, disclaim beneficial ownership of the securities except for their pecuniary interest therein.

Percentage ownership calculations are based on shares beneficially owned and shares outstanding as of June 6, 2008. The following table sets forth certain beneficial ownership information with regard to the selling stockholders.

	Shares Beneficially Owned
		Issuable	Issuable	Total Shares	Total	%
	Outstanding	Upon Exercise	Upon Conversion	Beneficially	Shares Offered	of Shares
Selling stockholder	Shares	of Warrants (A)	of Debt (B)	Owned	Hereby (C)	Outstanding

In Holdings Corp. (1)	200,000	—	4,761,905	4,961,905	2,000,000	12.94%
Joseph Giamanco Sr.	1,350,000	—	—	1,350,000	200,000	4.02%
Robert A. Panora	653,400	50,000	—	703,400	50,000	2.09%
GGCP, Inc. (2)	250,000	250,000	—	500,000	250,000	1.48%
ALB Private Investments LLC (3)	300,000	—	—	300,000	100,000	0.89%
Alce Partners, L.P. (4)	100,000	100,000	—	200,000	100,000	0.59%
Aliki Nikolaidis	200,000	—	—	200,000	100,000	0.60%
Ernest Aloi	165,300	—	—	165,300	12,500	0.49%
Ernest Aloi, Catherine Aloi, Joseph Aloi	75,000	25,000	—	100,000	50,000	0.30%
Ernest Aloi, Catherine Aloi, Karen Mauro	75,000	25,000	—	100,000	50,000	0.30%
Peter & Patricia Yaniga	100,000	—	—	100,000	50,000	0.30%
Michael Zuk, Jr. & Gayle Line Zuk	50,000	—	29,762	79,762	25,000	0.24%
Karen & Patrick Mauro	60,000	—	—	60,000	30,000	0.18%
Anne T. Barrett Revocable Trust (5)	25,000	25,000	—	50,000	25,000	0.15%
Michael Aloi	24,300	—	—	24,300	5,000	0.07%
Paul & Rosemarie Riddle	15,000	—	—	15,000	7,500	0.04%
Sal Torchia	10,000	—	—	10,000	5,000	0.03%
Total	3,653,000	475,000	4,791,667	8,919,667	3,060,000	22.97%

(A)      Shares issuable upon exercise of outstanding warrants.

(B)       Shares issuable upon conversion of outstanding convertible debentures.

(C)       Shares beneficially owned by our security holders and offered hereby consist of: 785,000 outstanding shares of common stock; 1,800,000 shares issuable upon conversion of outstanding convertible debentures, and 475,000 shares issuable upon exercise of warrants.

(1)                   Includes: (a) 200,000 shares of common stock, par value $0.001 per share, directly held by In Holdings Corp.; and (b) 4,761,905 shares of common stock that In Holdings Corp. has the right to acquire pursuant to currently convertible 8% senior debentures or 8% senior debentures that become convertible within 60 days of June 6, 2008. Konstantinos Samaras exercises sole voting and/or dispositive power with respect to the shares of common stock that In Holdings Corp. holds or has the right to acquire pursuant to currently convertible 8% senior debentures. In Holdings Corp. address is: Calle 50 No. 2, Edif Universal Planta Baja, Apartado 0816-02580, Republic of Panama.

(2)                   Includes: (a) 250,000 shares of common stock, par value $0.001 per share directly held by GGCP, Inc.; and (b) 250,000 shares of common stock GGCP, Inc. has the right to acquire pursuant to currently exercisable warrants or warrants that become exercisable within 60 days of June 6, 2008. The CEO of GGCP Inc., Mario Gabelli may be deemed to exercise voting and/or dispositive power with respect to these shares.

(3)                   Includes 300,000 shares of common stock par value $0.001 per share directly held by ALB Private Investments LLC. Anthony Low-Beer is the sole beneficial owner of ALB Private Investments and may be deemed to exercise voting and/or dispositive power with respect to these shares.

(4)                   Includes: (a) 100,000 shares of common stock, par value $0.001 per share directly held by Alce Partners, L.P.; and (b) 100,000 shares of common stock Alce Partners, L.P. has the right to acquire pursuant to currently exercisable warrants or warrants that become exercisable within 60 days of June 6, 2008. Douglas DeVivo is the General Partner of the partnership and may be deemed to exercise voting and/or dispositive power with respect to these shares.

(5)                   Includes: (a) 25,000 shares of common stock, par value $0.001 per share directly held by the Anne T. Barrett Revocable Trust; and (b) 25,000 shares of common stock the Anne T. Barrett Revocable Trust has the right to acquire pursuant to currently exercisable warrants or warrants that become exercisable within 60 days of June 6, 2008. Anne Barrett is the Trustee of the trust and exercises voting and dispositive power with respect to these shares.

Except as otherwise indicated in the table above, none of the selling stockholders has held any position or office, or had any other material relationship with the company within the past three years.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered by this prospectus at prevailing market prices on the OTC Bulletin Board or privately negotiated prices. We will pay the expenses incurred to register the shares being offered by the selling stockholders for resale, but the selling stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. Any commission or discount will be negotiated immediately prior to the sale with the broker-dealer or agent. The selling stockholders may use any one or more of the following methods when selling shares:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  privately negotiated transactions; and

•                  a combination of any such methods of sale.

In addition, any shares that qualify for sale under Rule 144 may be sold under Rule 144 rather than through this prospectus. Shares that qualify for unrestricted sale under Rule 144 may not be sold pursuant to this prospectus.

In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

The selling stockholders may sell their shares in all 50 states in the U.S.

Transfer Agent

Our transfer agent is Continental Stock Transfer & Trust Company, with an address of 17 Battery Place, New York, NY 10004-1123; Phone: 212-509-4000.

EXPERTS

The financial statements as of December 31, 2007 and for the two years then ended incorporated by reference in this registration statement have been audited by Vitale, Caturano & Company, Ltd., an independent registered public accounting firm, as stated in their report, and have been so included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The following table summarizes the estimated expenses, other than underwriting commissions that we will incur in connection with this offering.

Amount
Securities and Exchange Commission registration fee	$856
Legal fees and expenses	5,000
Accounting fees and expenses	5,000
Miscellaneous	144
Total	$11,000

Item 14. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. We have included such a provision in our Restated Certificate of Incorporation.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Our charter includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•                  for any breach of the director’s duty of loyalty to the company or its stockholders;

•                  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•                  under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

•                  for any transaction from which the director derived an improper personal benefit.

Our Restated Certificate of Incorporation also provides that:

•                  we must indemnify our directors and officers to the fullest extent permitted by Delaware law;

•                  we may, to the extent authorized from time to time by our Board of Directors, indemnify our other employees and agents to the same extent that we indemnified our officers and directors; and

•                  in the event we do not assume the defense in a legal proceeding, we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law.

The indemnification provisions contained in our Restated Certificate of Incorporation and Amended and Restated Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

In addition, we maintain insurance on behalf of our directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding common stock issued, warrants issued and stock options granted by the company within the past three years. Also included is the consideration, if any, we received and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

Common Stock and Warrants

From December 2003 through December 2005, the company raised $2,236,500 through a private placement of common stock and warrants to a limited number of accredited investors by issuing 3,195,000 shares of common stock and warrants, representing 16.8% of the total shares then outstanding, at a price of $0.70 per share. Prior to this transaction, the company had 19,006,250 shares of common stock outstanding, all of which was held by the selling shareholders. In connection with the private placement, we issued warrants to purchase an aggregate of 3,195,000 shares of common stock at a price of $0.70. Each warrant represents the right to purchase one share of common stock for a period of three years from the date the warrant was issued. Additionally, in December 2003 the company issued 200,000 warrants to an accredited investor at an exercise price of $0.70 per share that were forfeited in August 2005 and in March 2005, the company issued an additional 500,000 warrants at an exercise price of $0.70 per share to certain board members and members of management in consideration for their giving personal guarantees of certain company obligations. Included in those warrants are 225,000 warrants to George N. Hatsopoulos, 225,000 warrants to John N. Hatsopoulos and 50,000 to Robert A. Panora. Each of the 500,000 warrants represents the right to purchase one share of common stock for a period of five years from the date the warrant was issued. From December 1, 2003 to December 31, 2005, the company issued an aggregate number of 3,895,000 warrants. The company issued 1,030,000, 775,000 and 2,090,000 warrants in 2003, 2004 and 2005 respectively. As of June 6, 2008, there were 475,000 fully vested warrants outstanding at $0.70 per share, which expire between 2008 and 2010. All of such investors were accredited investors, and such transactions were exempt from registration under the Securities Act under Section 4(2) and/or Regulation D thereunder.

On April 1, 2006, certain investors converted $700,000 of demand notes payable to them by the company in principal and accrued interest into shares of common stock of the company as follows: George Hatsopoulos and spouse converted $350,000 principal amount demand notes into 500,000 shares of common stock at a price of $0.70 per share and John Hatsopoulos and spouse converted $350,000 principal amount demand notes into 500,000 shares of common stock at a price of $0.70 per share for an aggregate of 1,000,000 shares of common stock, representing 4.5% of the total shares then outstanding. Prior to this transaction, the company had 22,201,250 shares of common stock outstanding, all of which was held by the selling shareholders. All of such investors were accredited investors, and such transactions were exempt from registration under the Securities Act under Section 4(2) and/or Regulation D thereunder.

On April and June 2006, the company sold an aggregate of $6,075,000 principal amount of its 8% convertible debentures to an aggregate of 15 persons. In connection with such transaction, Ernest Aloi, a consultant, received 4,300 shares of common stock as a commission, representing 0.02% of the total shares then outstanding, at a price of $0.001 per share. Prior to this transaction the company had 23,201,250 shares of common stock outstanding, all of which was held by the selling shareholders. All of such investors were accredited investors, and such transactions were exempt from registration under the Securities Act under Section 4(2) and/or Regulation D thereunder.

On December 29, 2006, the company raised $1,118,180 in a private placement of 1,597,400 shares of common stock to accredited investors, representing 6.6% of the total shares then outstanding, at a price of $0.70 per share. Included in those shares are 100,000 shares to Susan & Andrew Hirsch through the exercise of warrants, 250,000 shares to Joseph Giamanco Sr. through the exercise of warrants, 100,000 shares to Hargreave Hale Nominees Limited through the exercise of warrants, 100,000 shares to Paris Nikolaidis through the exercise of warrants, 50,000 shares to Bernard Jenkins through the exercise of warrants, and 100,000 shares to Advanced Development Corporation through the exercise of warrants. In addition, the following shares were sold for cash otherwise than upon exercise of warrants: 150,000 shares to Alexandra Bjorklund, 72,000 shares to Michael H. Carstens, 100,000 shares to John and Lisa Dudek JTWROS, 143,000 shares to Richard V. Aghababian, 10,000 shares to Yiannis Monovoukas, 10,000 shares to Anthony Bellantoni, 20,000 shares to Patrick Mauro, 14,300 shares to Michael Aloi, 36,000 shares to Ernest Aloi, 14,300 shares to Henry A. Nalbandian, 14,300 shares to Anthony & Pamela Ajello, 20,000 shares to Walter C. Bale, 28,500 shares to Nicholas T. Zervas, 30,000 shares to Franco Venzi, 15,000 shares to Jean Skeparnias, 30,000 shares to Keith & Debra Davidson, 30,000 shares to Ioannis A. Retsos, 50,000 shares to Giordano Venzi, 10,000 shares to Athanasios Kyranis and 100,000 shares to Michael G. Bourne. Prior to this transaction the company had 24,369,850 shares of common stock outstanding, all of which was held by the selling shareholders. All of such investors were accredited investors, and such transactions were exempt from registration under the Securities Act under Section 4(2) and/or Regulation D thereunder.

On December 29, 2006, the company issued to Thomas F. Widmer 50,000 shares through an option exercise at $0.07 per share, representing 0.2% of the total shares then outstanding. Prior to this transaction the company had 25,967,250 shares of common stock outstanding, all of which was held by the selling shareholders.

On March 8, 2007, the company raised $3,004,505 in a private placement of 4,292,150 shares of common stock exclusively to accredited investors, representing 16.5% of the total shares then outstanding, at a price of $0.70 per share. Included in those shares are 750,000 shares to Maxwell C.B. Ward, 30,000 shares to Giordano Venzi, 15,000 shares to Fermin Alou, 20,000 shares to Edmond Viedma, 500,000 shares to Christian Levett, 357,150 shares to Berger van Berchem & Co Ltd., 10,000 shares to Athanasios Kyranis, 2,150,000 shares to Nettlestone Enterprises Limited, 100,000 shares to Paris and Aliki Nikolaidis (through the exercise of warrants) and 360,000 shares to Martin C.B. Mellish. Prior to this transaction the company had 26,017,250 shares of common stock outstanding, all of which was held by the selling shareholders. All of such investors were accredited investors, and such transactions were exempt from registration under the Securities Act under Section 4(2) and/or Regulation D thereunder.

On April 30, 2007, the company raised $1,120,000 in a private placement of 1,600,000 shares of common stock exclusively to accredited investors, representing 5.2% of the total shares then outstanding, at a price of $0.70 per share. Included in those shares are 1,500,000 shares to Brevan Howard Asset Management, 50,000 shares to Ernest Aloi through the exercise of warrants, 25,000 to Nancy Schachter through the exercise of warrants and 25,000 to Adam Schachter through the exercise of warrants. Prior to this transaction the company had 31,046,400 shares of common stock outstanding, all of which was held by the selling shareholders. All of such investors were accredited investors, and such transactions were exempt from registration under the Securities Act under Section 4(2) and/or Regulation D thereunder.

On June 30, 2007, the company issued to Joseph P. Kennedy 100,000 shares of common stock through an option exercise at $0.07 per share, representing 0.3% of the total shares then outstanding. Prior to this transaction the company had 32,646,400 shares of common stock outstanding, all of which was held by the selling shareholders.

On October 2, 2007, Michael H. Carstens, a holder of the company’s 8% Convertible Debenture elected to convert $50,000 of the outstanding principal amount of the debenture into 59,524 shares of common stock. Prior to this transaction the company had 32,746,400 shares of common stock outstanding.

From January 1, 2008 through June 6, 2008, the company raised $409,500 through the exercise of 585,000 warrants. Included in those shares are 25,000 shares to Ernest Aloi, Catherine Aloi and Joseph Aloi, 25,000 shares to Ernest Aloi, Catherine Aloi and Karen Mauro, 30,000 shares to Karen & Patrick Mauro, 7,500 shares to Paul & Rosemarie Riddle, 5,000 shares to Sal Torchia, 50,000 to Peter & Patricia Yaniga, 5,000 shares to Michael Aloi, 25,000 shares to Michael Zuk, Jr. & Gayle Line Zuk, 200,000 to Joseph Giamanco, 12,500 shares to Ernest Aloi, 100,000 shares to ALB Private Investments LLC, and 100,000 shares to Aliki Nikolaidis. Prior to these warrant exercises the company had 32,805,924 shares of common stock outstanding.

In May 2008, Integrated Risk Facilities Holdings, Inc. and Bernard Jenkins, both holders of the company’s 8% Convertible Debenture elected to convert $150,000 of the outstanding principal amount of the debenture into 59,524 and 119,048 shares of common stock, respectively. Prior to this transaction the company had 33,390,924 shares of common stock outstanding.

Conversion of Demand Notes

On April 1, 2006, certain investors converted demand notes payable to them by the company aggregating $1,350,000 in principal and accrued interest into shares of common stock or convertible debentures of the company as follows: George Hatsopoulos and spouse converted $350,000 principal amount demand notes into 500,000 shares of common stock at a price of $0.70 per share and John Hatsopoulos and spouse converted $350,000 principal amount demand notes into 500,000 shares of common stock at a price of $0.70 per share for an aggregate of 1,000,000 shares of common stock, representing 4.5% of the total shares then outstanding. Prior to this transaction, the company had 22,201,250 shares of common stock outstanding. In addition, John Hatsopoulos and spouse converted $550,000 principal amount demand notes into the company’s 8% convertible debentures; George Hatsopoulos and spouse converted $30,000 of accrued interest related to the demand notes into the company’s 8% convertible debentures; and John Hatsopoulos and spouse converted $$70,000 of accrued interest related to the demand notes into the company’s 8% convertible debentures.

Exemption is claimed under Section 3(a)(9) and/or Section 4(2) of the Securities Act, and/or Regulation D thereunder.

Restricted Stock Grants

On June 7, 2006, the company made restricted stock grants to 10 employees by permitting them to purchase an aggregate of 257,500 shares of common stock, representing 1.1% of the total shares then outstanding at a price of $0.001 per share. Prior to this transaction the company had 23,205,550 shares of common stock outstanding, all of which was held by the selling shareholders.

On July 1, 2006, the company made restricted stock grants to 12 persons who were employees of, or otherwise associated with Tecogen, by permitting them to purchase an aggregate of 876,800 shares of common stock, representing 3.7% of the total shares then outstanding, at a price of $0.001 per share. Prior to this transaction the company had 23,463,050 shares of common stock outstanding, all of which was held by the selling shareholders.

On October 4, 2006, the company made a restricted stock grant to one employee for 30,000 shares of common stock, representing 0.1% of the total shares then outstanding at a price of $0.001 per share. Prior to this transaction the company had 24,339,850 shares of common stock outstanding, all of which was held by the selling shareholders.

On February 20, 2007, the company made restricted stock grants to employees, directors and consultants by permitting them to purchase an aggregate of 737,000 shares of common stock, representing 2.4% of the total shares then outstanding at a price of $0.001 per share. Prior to this transaction the company had 30,309,400 shares of common stock outstanding, all of which was held by the selling shareholders.

Such transactions were exempt from registration under the Securities Act under Section 4(2), Regulation D and/or  Rule 701 thereunder.

8% Convertible Debentures

From April 15, 2006 to June 30, 2006, the company sold an aggregate of $6,075,000 principal amount of its 8% convertible debentures to an aggregate of 15 persons. The foregoing includes the demand notes converted by Messrs. Hatsopoulos referred to above. The initial conversion price into common stock is $0.84. Total proceeds were approximately $5,425,000. In connection with such transaction, Ernest Aloi, a consultant, received 4,300 shares of common stock as a commission and R.F Lafferty & Co., Inc. received a cash commission $33,000. All of such investors were accredited investors, and such transactions were exempt from registration under the Securities Act under Section 4(2) and/or Regulation D thereunder.

Stock Options

In 2007 the company granted nonqualified options to purchase 1,156,000 shares of the common stock to 7 employees at $0.90 per share. Of those shares 1,130,000 have a vesting schedule of 10 years and 26,000 shares have a vesting schedule of 4 years. The grant of such options was exempt from registration under Rule 701 under the Securities Act.

No underwriters were involved in the foregoing sales of securities.

Item 16. Exhibits and Financial Statement Schedules

(a)           Exhibits. Unless otherwise indicated, all exhibits have been previously filed with, and are incorporated by reference from, the company’s Form 10-SB, as amended, originally filed with the Securities and Exchange Commission on November 2, 2006.

Exhibit No.	Description

3.1	Certificate of Incorporation

3.2	By-laws

4.1	Form of Warrant

5.1	Opinion of William O. Flannery, Esq.

10.1	Audit Committee Charter

10.2	Compensation Committee Charter

10.3	American Distributed Generated Inc. 2001 Stock Incentive Plan

10.4*	2005 Stock Incentive Plan

10.5	Facilities, Support Services and Business Agreement with Tecogen Inc.

10.6	Operating Agreement of American DG New York LLC

10.7+	Form of Energy Purchase Agreement

10.8	Form of 8% Senior Convertible Debenture Due 2011

10.9	Form of Subscription Agreement for Convertible Debentures, with related Investors Rights Agreement

14.1	Code of Business Conduct and Ethics

16.1	Letter on change in certifying accountant

21.1	List of subsidiaries

23.1	Consent of William O. Flannery, Esq. (included in Exhibit 5.1)

23.2#	Consent of Vitale, Caturano & Co., Ltd.

24.1	Power of Attorney (included on signature page)

*   Incorporated by reference from the registrant’s Form 10-K, as amended, originally filed with the Securities and Exchange Commission on March 18, 2008.

+   Confidential treatment has been granted for portions of this document. The confidential portions have been omitted and have been filed separately, on a confidential basis, with the Securities and Exchange Commission.

#   Filed herewith

(b)           Financial Statement Schedules.  None

Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the provisions described under “Indemnification of Directors and Officers” above, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the company’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The company hereby undertakes that:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.   To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

c.   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts on June 6, 2008.

AMERICAN DG ENERGY INC.

By: /s/ JOHN N. HATSOPOULOS
John N. Hatsopoulos
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

The undersigned officers and directors of the company hereby constitute and appoint John N. Hatsopoulos, Barry J. Sanders and Anthony S. Loumidis, and each of them singly, with full power of substitution, our true and lawful attorneys-in-fact and agents to take any actions to enable the company to comply with the Securities Act, and any rules, regulations and requirements of the Commission, in connection with this registration statement, including the power and authority to sign for us in our names in the capacities indicated below any and all amendments to this registration statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	*	Chairman of the Board	June 6, 2008
George N. Hatsopoulos

	/s/ JOHN N. HATSOPOULOS	Chief Executive Officer (Principal Executive Officer)	June 6, 2008
John N. Hatsopoulos

	*	Chief Financial Officer (Principal Financial and Accounting	June 6, 2008
	Anthony S. Loumidis	Officer)

	*	Director	June 6, 2008
Earl R. Lewis

	*	Director	June 6, 2008
Charles T. Maxwell

	*	Director	June 6, 2008
Alan D. Weinstein

* By:	/s/ JOHN N. HATSOPOULOS
Attorney-in-fact

EXHIBIT INDEX

Unless otherwise indicated, all exhibits have been previously filed with, and are incorporated by reference from, the company’s Form 10-SB, as amended, originally filed with the Securities and Exchange Commission on November 2, 2006.

Exhibit No.	Description

3.1	Certificate of Incorporation

3.2	By-laws

4.1	Form of Warrant

5.1	Opinion of William O. Flannery, Esq.

10.1	Audit Committee Charter

10.2	Compensation Committee Charter

10.3	American Distributed Generated Inc. 2001 Stock Incentive Plan

10.4*	2005 Stock Incentive Plan

10.5	Facilities, Support Services and Business Agreement with Tecogen Inc.

10.6	Operating Agreement of American DG New York LLC

10.7+	Form of Energy Purchase Agreement

10.8	Form of 8% Senior Convertible Debenture Due 2011

10.9	Form of Subscription Agreement for Convertible Debentures, with related Investors Rights Agreement

14.1	Code of Business Conduct and Ethics

16.1	Letter on change in certifying accountant

21.1	List of subsidiaries

23.1	Consent of William O. Flannery, Esq. (included in Exhibit 5.1)

23.2#	Consent of Vitale, Caturano & Co., Ltd.

24.1	Power of Attorney (included on signature page)

*   Incorporated by reference from the registrant’s Form 10-K, as amended, originally filed with the Securities and Exchange Commission on March 18, 2008.

+   Confidential treatment has been granted for portions of this document. The confidential portions have been omitted and have been filed separately, on a confidential basis, with the Securities and Exchange Commission.

#   Filed herewith